Exhibit 10

Consent of Independent Registered Public Accounting Firm

The Board of Directors
American Fidelity Assurance Company, and
Contract Owners
American Fidelity Separate Account A:

We consent to the use of our reports included herein dated April 19, 2012 for American Fidelity Assurance Company and subsidiaries and dated February 10, 2012 for American Fidelity Separate Account A and the reference to our firm under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4. Our report on American Fidelity Assurance Company refers to a change to the presentation of Consolidated Statement of Comprehensive Income in two separate consecutive financial statements in 2011 and to a change to the method of evaluating other-than-temporary impairments of debt securities in 2009.

KPMG LLP

Oklahoma City, Oklahoma
April 27, 2012